Exhibit 99.1

Red Cat Completes Skypersonic Acquisition

HUMACAO, Puerto Rico March 11, 2021 /PRNewswire/ — Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or the “Company”), a hardware enabled software provider, closed the acquisition of Skypersonic which enables drones to “Fly Anywhere” and “Inspect the Impossible”. Its Skyloc software system allows a drone to complete inspection services in locations where GPS is not available, yet still record and transmit inspection data even while being operated from thousands of miles away. Skycopter is a miniature drone fitted into a cage to avoid damage to inspected areas and the drone, and is ideally suited for environments where a manual inspection is not practical or possible.

“Skypersonic Skycopter inspecting an Automotive Plant Production Line”

“The Inspection and Survey Market is a $21 billion industry and drones can provide these services more efficiently, quicker, and at a lower cost” stated Jeffrey Thompson, Chief Executive Officer of Red Cat Holdings. “Industry leaders like General Motors and Aramco are already customers of Skypersonic and we expect their customer base to grow significantly over the next twelve months.”

“We have allocated a portion of our recently completed financing to building an enterprise sales force which will be focused on increasing market awareness of the compelling solutions offered by Skypersonic” noted Joseph Hernon, Chief Financial Officer. “We believe that Skypersonic will be a significant contributor to revenue growth in our new fiscal year which started on May 1, 2021.”

About Skypersonic Inc.

Skypersonic Inc., is a provider of drone products and software solutions designed to "Fly Anywhere" and "Inspect the Impossible". Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is not allowed or available. Skycopter is a miniature drone fitted into a cage to avoid damage to inspected areas and the drone. Skyloc is a stand-alone, real time, software system which enables the drone to record and transmit inspection data while being operated from thousands of miles away. Skypersonic's intellectual property portfolio includes US and European patents.

About Red Cat Holdings, Inc.

Red Cat provides products, services and solutions to the drone industry through its three wholly owned subsidiaries. Fat Shark Holdings is the leading provider of First Person View (FPV) video goggles to the drone industry. Rotor Riot, LLC is a leader in the sale of FPV drones and equipment, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. Rotor Riot enjoys high visibility in social media through its Facebook page and its sponsorship of a professional drone racing team which has won numerous championships.  Red Cat Propware is developing a Software-as-a-Solution ("SaaS") platform to provide drone flight data analytics and storage, as well as diagnostic products and services.]. Learn more at https://www.redcatholdings.com/.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

Chad Kapper
Phone: (818) 906-4701
E-mail: Investors@redcat.red
Website: https://rotorriot.com

Investor Relations Contact
Bruce Haase
RedChip Companies
Phone: (407) 712-8965
Email: bruce@redchip.com